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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

        Date of Report (Date of earliest event reported):April 14, 2000








                            VISION TWENTY-ONE, INC.
                            -----------------------
             (Exact name of registrant as specified in its charter)


    FLORIDA                      0-22977                        59-3384581
    -------                      -------                        ----------
(State or other                (Commission                    (IRS Employer
jurisdiction of                File Number)                 Identification No.)
incorporation)


           7360 BRYAN DAIRY ROAD
               LARGO, FLORIDA                                       33777
               --------------                                       -----
  (Address of principal executive offices)                       (Zip Code)



Registrant's Telephone Number, Including Area Code:        727-545-4300
                                                           ------------


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ITEM 5.  OTHER EVENTS.

         Vision Twenty-One, Inc. (the "Company") will require additional time to file its 1999 Annual Report on Form 10-K with the Securities and Exchange Commission which was due to be filed today. The delay is related to matters associated with discontinued operations. The Company is diligently working to complete its Form 10-K and expects to be in a position to file it on or before April 28, 2000.


               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K contains certain statements which constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and Securities Exchange Act of 1934. The terms "Vision Twenty-One," "company," "we," "our" and "us" refer to Vision Twenty-One, Inc. The words "expect," "believe," "goal," "plan," "intend," "estimate," and similar expressions and variations thereof are intended to specifically identify forward-looking statements. Those statements appear in the press release, and include statements regarding the intent, belief or current expectations of the company, its directors or its officers with respect to the timing of our filing of our Form 10-K. You are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward looking statements as a result of various factors. The factors that might cause such differences include, among others, our inability to timely resolve the matters associated with our discontinued operations. The Company undertakes no obligation to publicly update or revise forward looking statements to reflect events or circumstances after the date of this Form 8-K or to reflect the occurrence of unanticipated events.



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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          VISION TWENTY-ONE, INC.


                                          By: /s/Theodore Gillette
                                             ---------------------------------
                                                 Theodore Gillette
                                          Its:   Chief Executive Officer

Dated: April 14, 2000